As filed with the U.S. Securities and Exchange Commission on November 12, 2021.

Registration No. 333- 260644

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1

to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arisz Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	87-1807866
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

199 Water St, 31st Floor
New York, NY 10038
Telephone: 212-845-9945
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Echo Hindle-Yang
Chief Executive Officer
199 Water St, 31st Floor
New York, NY 10038
Telephone: 212-845-9945
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, one Right to acquire one-twentieth (1/20) share of Common Stock and one Warrant to purchase three-fourths (3/4) share of Common Stock	6,900,000	$10.00	$69,000,000	$6,396.30
Shares of Common Stock, $0.0001 par value, included as part of the Units(4)	6,900,000	—	—	—	(3)
Rights included as part of the Units(4)	6,900,000	—	—	—	(3)
Shares of Common Stock, $0.0001 par value, underlying the Rights included as part of the Units(4)	345,000	10.00	3,450,000	319.81
Redeemable Warrants included as part of the Units	6,900,000	—	—	—	(3)
Representative’s Unit Purchase Option (“UPO”)	1	100.00	100.00	0.01
Units underlying the UPO	115,000	11.50	1,322,500	122.60
Shares of common stock underlying the UPO(4)	115,000	—	—	—	(3)
Rights included as part of the UPO(4)	115,000	—	—	—	(3)
Redeemable warrants included as part of the Units underlying the UPO	115,000	—	—	—
Shares of common stock underlying Rights included as part of the UPO(4)	5,750	10.00	57,500	5.33	(3)
Total			$73,830,100	$6,844.05	(5)

(1)	Includes (A) an aggregate of 6,000,000 Units to be issued in the offering and an aggregate of 900,000 additional Units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, and (B) shares of Common Stock, Rights and Redeemable Warrants underlying in such Units.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-division, share dividends or similar transactions.

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Arisz Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333- 260644) to file exhibits to the Registration Statement as indicated in Item 16 in the index to exhibits. Accordingly, this Amendment No.1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Bylaws.
3.4	Form of Amended and Restated Bylaws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen of Right Certificate
4.4	Specimen of Warrant Certificate
4.5	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.6	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.7	Form of Unit Purchase Option between the Registrant and Chardan Capital Markets, LLC
5.1	Opinion of Loeb & Loeb LLP, counsel to the Registrant.
10.1	Form of Insider Letter Agreement among the Registrant, Chardan Capital Markets LLC and the Registrant’s officers, directors and stockholders.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders.
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders.
10.5	Form of Subscription Agreement between the Registrant and Arisz Investment LLC.
10.6	Form of Subscription Agreement between the Registrant and the Representative.
10.7	Form of Indemnity Agreement.
10.8	Form of Administrative Services Agreement between the Registrant and Arisz Investment LLC.
14	Form of Code of Ethics.
23.1*	Consent of Friedman LLP.
23.2	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
99.1	Form of Audit Committee Charter.
99.2	Form of Compensation Committee Charter.
99.3*	Consent of Nick He.
99.4*	Consent of Rushi Trivedi.
99.5*	Consent of Romain Guerel.

*	Previously filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on November 12, 2021.

Arisz Acquisition Corp.

By:	/s/ Echo Hindle-Yang
	Name:	Echo Hindle-Yang
	Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Echo Hindle-Yang his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 2021.

Name	Position

/s/ Echo Hindle-Yang	Chairman of the Board of Directors and Chief Executive Officer
Echo Hindle-Yang	(Principal Executive Officer)

/s/ Marc Estigarribia	Chief Financial Officer
Marc Estigarribia	(Principal Financial and Accounting Officer)